Exhibit 99.1

AsiaInfo-Linkage Announces Meeting and Record Dates for 2012 Annual Meeting

BEIJING and SANTA CLARA, Calif., Feb. 28, 2012 /PRNewswire-Asia-FirstCall/ — AsiaInfo-Linkage, Inc. (Nasdaq: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunications software solutions and related services, today announced that it will hold its 2012 annual meeting of stockholders (the “2012 Annual Meeting”) on Friday, April, 20, 2012 at 3:00 p.m., local time, at the 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China. Stockholders of record at the close of business on February 22, 2012 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Items of business to be discussed at the 2012 Annual Meeting can be found in the Company’s proxy statement for the 2012 Annual Meeting. The Company will take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials, including the proxy statement, to their stockholders over the Internet. The Company believes that this distribution process will expedite stockholders’ receipt of proxy materials, lower the cost and reduce the environmental impact of the 2012 Annual Meeting.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo Holdings, Inc. (“AsiaInfo”) and Linkage Technologies International Holdings Limited (“Linkage”) on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia
AsiaInfo-Linkage, Inc.
Tel: +86-10-8216-6039
Email: ir@asiainfo-linkage.com

Mr. Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: asia@ogilvy.com